As filed with the Securities and Exchange Commission on April 22, 2016                                Registration No. 333-210666

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
——————————————
PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
——————————————
Allianz Life Insurance Company of North America
(Exact name of Registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	41-1366075 (I.R.S. Employer Identification No.)
5701 Golden Hills Drive
Minneapolis, MN 55416
(800) 950-5872
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Stewart D. Gregg, Esq.
Allianz Life Insurance Company of North America
5701 Golden Hills Drive
Minneapolis, MN 55416
(763) 765-2913
(Name, address, including zip code, and telephone number, including area code, of agent for service)
——————————————
Approximate date of commencement of proposed sale to the public:
 As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer                                                          [   ] Accelerated filer                    [   ]
Non-accelerated filer [X] Smaller reporting company   [   ]
(Do not check if a smaller reporting company)
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429, the prospectus filed herewith is combined with the prospectus from the Prior Registration Statements (File Nos. 333-185864 and 333-195462).

PART I – PROSPECTUS

Part I was filed with Registrant's Initial Registration Statement on Form S-1 (File No. 333-210666), on April 8, 2016 and is incorporated by reference.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee	$ 40,920
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Estimated Printing and Filing Costs:	$ 30,000
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Estimated Accounting Fees:	$ 75,000
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Estimated Legal Fees:	$ 175,000
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Estimated Miscellaneous Fees:	$ N/A
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ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Insurance Company provide:
ARTICLE XI. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
SECTION 1. RIGHT TO INDEMNIFICATION:
(a)
Subject to the conditions of this Article and any conditions or limitations imposed by applicable law, the Corporation shall indemnify any employee, director or officer of the Corporation (an "Indemnified Person") who was, is, or in the sole opinion of the Corporation, may reasonably become a party to or otherwise involved in any Proceeding by reason of the fact that such Indemnified Person is or was:

	(i)	a director of the Corporation; or
	(ii)	acting in the course and scope of his or her duties as an officer or employee of the Corporation; or
	(iii)	rendering Professional Services at the request of and for the benefit of the Corporation; or
(iv)
serving at the request of the Corporation as an officer, director, fiduciary or member of another corporation, association, committee, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Outside Organization").

(b)	Notwithstanding the foregoing, no officer, director or employee shall be indemnified pursuant to these bylaws under the following circumstances:
	(i)	in connection with a Proceeding initiated by such person, in his or her own personal capacity, unless such initiation was authorized by the Board of Directors;
	(ii)	if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful;
	(iii)	for acts or omissions involving intentional misconduct or knowing and culpable violation of law;
(iv)
for acts or omissions that the Indemnified Person believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the Indemnified Person;

	(v)	for any transaction for which the Indemnified Person derived an improper personal benefit;
(vi)
for acts or omissions that show a reckless disregard for the Indemnified Person's duty to the Corporation or its shareholders in circumstances in which the Indemnified Person was aware or should have been aware, in the ordinary course of performing the Indemnified Person's duties, of the risk of serious injury to the Corporation or its shareholders;

	(vii)	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the Indemnified Person's duties to the Corporation or its shareholders;
	(viii)	in circumstances where indemnification is prohibited by applicable law;
(ix)
in the case of service as an officer, director, fiduciary or member of an Outside Organization, where the Indemnified Person was aware or should have been aware that the conduct in question was outside the scope of the assignment as contemplated by the Corporation.

SECTION 2. SCOPE OF INDEMNIFICATION:
(a)
Indemnification provided pursuant to Section 1(a)(iv) shall be secondary and subordinate to indemnification or insurance provided to an Indemnified Person by an Outside Organization or other source, if any.

(b)
Indemnification shall apply to all reasonable expenses, liability and losses, actually incurred or suffered by an Indemnified Person in connection with a Proceeding, including without limitation, attorneys' fees and any expenses of establishing a right to indemnification or advancement under this article, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss.

(c)
Such indemnification shall continue as to any Indemnified Person who has ceased to be an employee, director or officer of the Corporation and shall inure to the benefit of his or her heirs, estate, executors and administrators.

SECTION 3. DEFINITIONS:
(a) "Corporation" for the purpose of Article XI shall mean Allianz Life Insurance Company of North America and all of its subsidiaries.
(b)
"Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative, investigative or otherwise, including actions by or in the right of the Corporation to procure a judgment in its favor.

(c)
"Professional Services" shall mean services rendered pursuant to (i) a professional actuarial designation, (ii) a license to engage in the practice of law issued by a State Bar Institution or (iii) a Certified Public Accountant designation issued by the American Institute of Certified Public Accountants.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted for directors and officers or controlling persons of the Insurance Company pursuant to the foregoing, or otherwise, the Insurance Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Insurance Company of expenses incurred or paid by a director, officer or controlling person of the Insurance Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.
        NOT APPLICABLE.
ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) Exhibits.
1.(a)
Principal Underwriter Agreement by and between North American Life and Casualty Company on behalf of NALAC Financial Plans, Inc. dated September 14, 1988 incorporated by reference as exhibit EX-99.B3.a. from Pre-Effective Amendment No.1 to Form N-4 (File Nos. 333-06709 and 811-05618), electronically filed on December 13, 1996. (North American Life and Casualty Company is the predecessor to Allianz Life Insurance Company of North America. NALAC Financial Plans, Inc., is the predecessor to USAllianz Investor Services, LLC, which is the predecessor to Allianz Life Financial Services, LLC.)

(b)
Broker-Dealer Agreement (amended and restated) between Allianz Life Insurance Company of North America and Allianz Life Financial Services, LLC, dated June 1, 2010 incorporated by reference as exhibit EX-99B3b. from Pre-Effective Amendment No. 1 to Form N-4 (File Nos. 333-166408 and 811-05618), electronically filed on September 24, 2010.

(c)
The current specimen of the selling agreement between Allianz Life Financial Services, LLC, the principal underwriter for the Contracts, and retail brokers which offer and sell the Contracts to the public is incorporated by reference as exhibit EX-99.B3.b. from the initial filing on Form N-4 (File Nos. 333-134267 and 811-05618), electronically filed on May 19, 2006.The underwriter has executed versions of the agreement with approximately 2,100 retail brokers.

    2.  Not applicable
3. (a)	Articles of Incorporation, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(a) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.
(b)	Bylaws, as amended and restated August 1, 2006, of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 3(b) to Registrant's initial registration on Form S-1 (File No. 333-185864), is incorporated by reference.

4.(a)
Individual Variable Annuity Contract-L40538 incorporated by reference as Exhibit 4(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(b)
Contract Schedule Page S40877-01, incorporated by reference as Exhibit 4(b) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-195462), electronically filed on December 8, 2014. Contract Schedule Pages-S40875, S40876, S40877 incorporated by reference as Exhibit 4(b) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(c)
Application for Ind. Var. Annuity Contract-F40538-02 (5/2015), filed on April 20, 2015 as Exhibit 4© to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.. Application for Ind. Var. Annuity Contract-F40538 incorporated by reference as Exhibit 4(c) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(d)
Index Performance Strategy Crediting Rider-S40878 incorporated by reference as Exhibit 4(d) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(e)
Index Protection Strategy Crediting Rider-S40879 incorporated by reference as Exhibit 4(e) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(f)
Traditional Death Benefit Rider-S40880 incorporated by reference as Exhibit 4(f) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.

(g)
Index Guard Strategy Rider-S40889, incorporated by reference as Exhibit 4(g) from Post-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-195462), electronically filed on December 8, 2014.

    5.  Opinion re Legality - not applicable
    8.  Opinion re Tax Matters - not applicable
    9.  Not applicable
   10.  Material Contracts – not applicable
   11.  Not applicable
   12.  Not applicable
   15.  Not applicable
   16.  Not applicable
   21.  Not applicable.
   23.  (a)    Consent of Independent Registered Public Accounting Firm – KPMG, filed on April 8, 2016 as Exhibit 23(a) to Registrant's
                   Initial Registration on Form S-1 (File No. 333-210666), is incorporated by reference.
(b)    Consent of Counsel, filed on April 8, 2016 as Exhibit 23(b) to Registrant's Initial Registration on Form S-1 (File No. 333-
 210666), is incorporated by reference.
24.	(a)	Board Resolution, effective December 11, 2012, of the Board of Directors of Allianz Life Insurance Company of North America, filed on January 3, 2013 as Exhibit 24(b) to Registrant's Initial Registration on Form S-1 (File No. 333-185864), is incorporated by reference.

(b)     Form of Board Resolution of the Board of Directors of Allianz Life Insurance Company of North America, effective April 14, 2014, filed on April 14, 2014 as Exhibit 24(d) to Registrant's Post-Effective Amendment No. 2 to
          Form S-1 (File No. 333-185864), is incorporated by reference.

(c)*	Powers of Attorney, filed herewith.
   25. Not applicable
   26. Not applicable
99.	(a)	Alternative Minimum Value Exhibit, version 1, incorporated by reference as Exhibit 99(a) from Pre-Effective Amendment No. 1 to Registrant's Form S-1 (File No. 333-185864), electronically filed on April 17, 2013.
Alternative Minimum Value Exhibit, version 2, filed on April 20, 2015 as Exhibit 99(a) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
Alternative Minimum Value Exhibit, version 3, filed April 8, 2016 as Exhibit 99(a) to Registrant's Initial Registration on Form S-1 (File No. 333-210666), is incorporated by reference.

(b)	Appendix B Exhibit – Daily Adjustment Calculation, filed on April 20, 2015 as Exhibit 99(b) to Registrant's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-195462), is incorporated by reference.
(c)	Risk Factors Exhibit, filed on April 14, 2014 as Exhibit 99(c) to Registrant's Post-Effective Amendment No. 2 to Registrant's Form S-1 (File No. 333-185864), is incorporated by reference.
101.INS     XBRL Instance Document, filed on April 8, 2016 as Exhibit 101.INS to Registrant's Initial Registration on Form S-1 (File No.
 333-210666), is incorporated by reference.
101.SCH   XBRL Taxonomy Extension Schema Document filed on April 8, 2016 as Exhibit 101.SCH to Registrant's Initial Registration
on Form S-1 (File No. 333-210666), is incorporated by reference.
101.CAL   XBRL Taxonomy Extension Calculation Linkbase filed on April 8, 2016 as Exhibit 101.CAL to Registrant's Initial Registration
on Form S-1 (File No. 333-210666), is incorporated by reference.
101.DEF   XBRL Taxonomy Extension Definition Linkbase filed on April 8, 2016 as Exhibit 101.DEF to Registrant's Initial Registration on
Form S-1 (File No. 333-210666), is incorporated by reference.
101.LAB   XBRL Taxonomy Extension Labels Linkbase filed on April 8, 2016 as Exhibit 101.LAB to Registrant's Initial Registration on
Form S-1 (File No. 333-210666), is incorporated by reference.
101.PRE   XBRL Taxonomy Extension Presentation Linkbase filed on April 8, 2016 as Exhibit 101.PRE to Registrant's Initial Registration
 on Form S-1 (File No. 333-210666), is incorporated by reference.
   *  Filed herewith

(b) Financial Statement Schedules
All required financial statement schedules of Allianz Life Insurance Company of North America are included in Part I of this registration statement.

ITEM 17.   UNDERTAKINGS.
The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table  in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 22nd day of April, 2016.
ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: /S/ Walter R. White*
       Walter R. White
       Chief Executive Officer, President, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 22, 2016.

Signature	Title
Jay S. Ralph*	Director and Chairman of the Board
Walter R. White*	Director, President & Chief Executive Officer
Giulio Terzariol*	Director
Ronald M. Clark*	Director
David L. Conway*	Director
Udo Frank*	Director
William E. Gaumond*	Director, Senior Vice President, Chief Financial Officer and Treasurer

              *By Powers of Attorney, filed herewith

BY: /s/ Stewart D. Gregg
           Stewart D. Gregg
           Senior Counsel

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
24(c)	Powers of Attorney